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                          MEMORANDUM OF TERMS

                                  RE

DEVELOPMENT AND PROCUREMENT AGREEMENT BETWEEN ART AND AMERICAN WIRELESS FOR THE DEVELOPMENT OF LOW COST, HIGH CAPACITY 38 GHZ RECEIVER PROTOTYPES. THIS AGREEMENT INITIATES THE FIRST STEP IN THE DEVELOPMENT OF A METROPOLITAN AREA NETWORK SYSTEM FOR MILLIMETER WAVE SPECTRUM. THIS OFFER REMAINS OPEN UNTIL JANUARY 31, 1996.

This Memorandum of Terms is between American Wireless Corporation ("AWC") located at 3650 131st Ave. SE. Ste. 630 Bellevue, WA (phone 206-0603-9955) and ART Corporation ("ART") at 500 105th Ave. NE ste. 2600, Bellevue, WA 98004.

     WHEREAS ART has acquired authorizations at 38GHz in metropolitan markets in the U.S.; and

     WHEREAS ART intends to develop and operate high data rate wireless networks using the 38GHz licensed spectrum; and

     WHEREAS AWC intends to develop low cost 38 GHz digital radio technology, an air interface which includes defining a network access protocol, and the system components to provide integration between the public and private networks.

     WHEREAS ART is desirous of demonstrating as soon as possible a 38 GHz network using AWC's low cost, high capacity digital radio equipment and air interface; and

     WHEREAS BOTH PARTIES intend to establish defacto industry standards which are fundamental to the formation of millimeter wave broad band metropolitan networks.

     NOW THEREFORE the parties hereto agree as follows:

1.0 PRODUCTS

     This agreement covers the development of receive-only, indoor and outdoor digital radios for Metropolitan Area Applications. The preliminary specific product requirements are included in Appendix 1. The product requirements may be altered from time to time by AWC: provided that


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     AWC shall consult on such alterations with ART and shall exercise its best efforts to accommodate ARTs desires and needs.

     The parties also agree that, if mutually agreed upon, products in addition to the 38GHz receive-only product may be added to this agreement.

     This agreement establishes the procurements and royalty rights granted to ART for the investment in prototype radio development.

2.0 PRODUCT OWNERSHIP

     American Wireless will own exclusively all inventions and intellectual property created under this agreement (the Technology), subject to the licensing arrangements set forth in section 7, and provided that AWC shall pay to ART during the term of this agreement, in consideration for ART's sponsorship and funding of the development of the product, a royalty on all sales in the U.S. of the product equal to 1.5% of the gross sales price, which payment shall be credited against ART's purchases form AWC so long as ART continues to purchase products. Total Royalty payments shall not exceed the total dollar amount of development funding under section 3.0 actually paid by ART multiplied by a factor of 1.429.

3.0 DEVELOPMENT FUNDING

     In consideration of AWC developing such products, and for the consideration set forth in section 4, ART will fund $700,000 dollars in ten
     (10) monthly payments of $70,000 subject to the demonstration schedule stated in Appendix 2. The first payment will occur upon the signature of this agreement. The following nine payments will occur on the first Tuesday of the month following in which this agreement is signed.

     Should, at any time it become apparent that the development project will not be completed on schedule and on or under budget, the parties may elect, through mutual agreement, to revise the budget and schedule, in which case ART shall fund the program on a fully burdened development cost basis not to exceed a total program investment of $1,000,000. In such event, if the parties are unable to agree on a revised budget and schedule, either party may terminate pursuant to section 8.0.


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4.0 PROCUREMENT RIGHTS

     4.1 Provided that ART places the order set forth in section 5.2. ART will be granted exclusive rights to procure the subject product as outlined in appendix 1, that is marketed or sold for operation in U.S. markets owned or licensed by ART or where ART is operating or has executed an agreement to operate for a period of 18 months from the date of the first order.

     4.2 In addition to the exclusive procurement rights in section 4.1. ART shall have the right of first offer ("RFO") to purchase all of the subject product that is manufactured for sale in the U.S. during the Term of this agreement at the lower of the Target Price or the most favorable pricing to any other customer of AWC. The RFO shall be exercised by ART within 30 days following certification of AWC as to the number and type of product units to be manufactured in the ninety day period that commences ninety days from the date of certification. ART shall also have the right of first offer to purchase follow-on or derivative 38GHz products, based on the Technology developed by AWC during the Term of this agreement. Pricing for such follow-on products will be defined under a separate agreement.

5.0 PURCHASE OPTION

     5.1 In consideration of the development funding, ART will receive the option to place an order covering first deliveries of the production product described in Appendix 1 at a price equal to AWC's fully burdened cost-to-manufacture (not including non-recurring development costs) for the first 300 units. The target price for additional units shall be $1500. Both parties agree that, following completion of ART's purchase pursuant to section 5.3., the product price shall be established to be equivalent to market-based competitive prices for comparable products.

     5.2 To insure exclusivity, ART will place an order of not less than 300 units within 30 days after completion of the demonstration as defined by Appendix 1 and listed as a major milestone in Appendix 2 and will place total orders as described in paragraph 5.3 by the last business day of each quarter.

     5.3 Order minimums will be $500,000 for Q1: $1,000,000 for Q2: $1,500,000 for Q3; and $2,000,000 for Q4.


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     5.4 Both parties agree to negotiate in good faith to provide a staged procurement agreement for additional units of the subject receiver, subject to section 4.2, and for future components of the Metropolitan Area System developed by AWC.

6.0 MANUFACTURING

     6.1 AWC retains all manufacturing rights, subject to section 7.0.

7.0 DEFAULT

     7.1 Should AWC not complete the development and successful demonstration of products as described in Appendix 1 and in accordance with each of the milestones in Appendix 2, as revised in accordance with section 3, AWC will have nine (9) months to cure the default condition. Following the nine month cure period, if AWC remains in default, ART will be granted one of the following options:

     OPTION A:
     (1) AWC will refund ART the amount paid since the last successful milestone over the following eight quarters and (2) will grant ART a royalty-free license to use, manufacture or distribute the product based on the Technology developed through the last completed milestone, including all firmware and software for the term of this agreement.

     OPTION B:
     AWC will grant ART a 10% equity interest in AWC on a fully diluted basis, assuming ART will commit to fund completion of the development in return for an additional equity interest based upon the percentage relationship between the additional funds from ART necessary to completion and the fair market value ("FMV") of AWC at the time of the first investment of such additional funds, which FMV is conclusively deemed to be $10 million.

8.0 TERMINATION

     8.1 The relationship of the parties with regard to this agreement would be terminable: (a) under the conditions described in section 3.0 (with regards to termination; (b) under the conditions described in section 7.0, where AWC remains in default after the nine month cure period. In such an event, AWC will grant ART a royalty-free license to use, manufacture or distribute the product based on the Technology developed through the last completed milestone, including all firmware and software for the term


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ART/AWC HEADS OF AGREEMENT                                               1/24/96


    of this agreement. In any event, all inventions and intellectual property developed under this agreement shall remain the sole property of AWC.

9.0 TERM

    9.1 The parties agreements shall be become effective on the date upon which a definitive agreement is executed and shall terminate on its fourth anniversary. The parties shall negotiate a definitive agreement within thirty days of the date of this MOT to replace the MOT. The MOT shall become null and void on the thirtieth day.

10.0 ENTIRE AGREEMENT / MODIFICATION. This agreement constitutes the entire agreement between the parties hereto and supersedes all prior representations, agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified except by a writing that expressly refers to this Agreement and is executed by all parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written below.


Advance Radio Technologies Corp        American Wireless Corporation

By: /s/ STEVEN D. COMRIE               By: /s/ ROBERT B. FOSTER
   --------------------------------       --------------------------------

Title: President                       Title: President & CEO
     -----------------------------           -----------------------------

Date:  1/29/96                         Date:  1/26/96
    ------------------------------          ------------------------------

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ART/AWC HEADS OF AGREEMENT                                               1/24/96


APPENDIX 1. PRODUCT DESCRIPTION (INSERT 38 GHz DEVELOPMENT PLAN)

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ART/AWC HEADS OF AGREEMENT                                               1/24/96


APPENDIX 2. MILESTONE SCHEDULE


MONTH                             ACTIVITY/MILESTONE

5             Demonstration of 1.7 GHz IF converter for Indoor Radio

6 Demonstration of millimeter wave VCO and PLL Synthesizer for Outdoor Radio 1.7 GHz IF converter for Outdoor Radio

7 Demonstration of either the QPSK or QAM modem at bit rates exceeding 30 Mbps

9 Demonstration of either the Ethernet LAN or ATM application using either the Indoor or Outdoor Radio

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                         [ADVANCED RADIO TELECOM LETTERHEAD]

April 25, 1996


                                 AGREEMENT EXTENSION

Signature below by an authorized representative confirms agreement to extend the existing Memorandum of Terms executed between American Wireless Corporation and Advanced Radio Telecom Corporation until June 20, 1996. Both parties agree to finalize a definitive agreement prior to June 20, 1996.


Advanced Radio Telecom Corporation          American Wireless Corporation


/s/ CHRISTOPHER B. VILLANI             /s/ ROBERT FOSTER
- ------------------------------         ------------------------------
Christopher B. Villani                 Robert Foster